EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors and Shareholders
Kollmorgen Corporation:



     We consent to the incorporation by reference in the Registration Statements of Kollmorgen Corporation on Form S-3 (No. 2-90655), on Form S-8 (No. 2-64648), on Form S-8 (No. 33-44229) and on Form S-8 (No. 33-48953), of
our reports dated January 31, 1994, on our audits of the consolidated financial statements and financial statement schedules of Kollmorgen Corporation and subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993 and 1992, which reports are included in this Annual Report on Form 10-K.


                                             /s/  Coopers & Lybrand

                                             COOPERS & LYBRAND



Boston, Massachusetts
March 8, 1994